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                        SUPPORT AGREEMENT


    This SUPPORT AGREEMENT ("Agreement") is made as of the 3rd day of January, 1997, among Richard S. Simms (hereinafter referred to as the "undersigned"), Service Business Systems, Inc., a Colorado corporation (the "Borrower"), and Norwest Business Credit, Inc. (hereinafter referred to as "NBCI").


                           WITNESSETH:

    WHEREAS, NBCI and Borrower have entered into that certain Credit and Security Agreement ("Credit Agreement") dated as of January 3, 1997, pursuant to which NBCI may, from time to time, at its discretion, make advances to or for the benefit of Borrower;

      WHEREAS, the undersigned is the duly elected, qualified and acting Chief Financial Officer of the Borrower and is fully familiar with all of the Borrower's business and financial affairs;

      NOW, THEREFORE, to induce NBCI to make advances to or for the account of the Borrower under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, the Borrower and NBCI agree as follows:

     1. The undersigned agrees that in the event (i) NBCI comes into possession of any or all of the tangible Collateral (as such term is defined in the Credit Agreement) or is collecting the Borrower's accounts receivable or otherwise disposing of Collateral by reason of the occurrence of an Event of Default under the Security Documents (as defined in Credit Agreement),
(ii) NBCI has given notice of an acceleration of all of the obligations under and an defined in the Security Agreement, and (iii) he is then in the employ of the Borrower, he will, if and at such time as he ceases to be employed by the Borrower, at NBCI's option and upon NBCI's request, and until this Agreement shall have terminated as provided herein, enter NBCI's employ for a period not to exceed six months, for the sole purpose of disposing of such Collateral and collecting such accounts, or assisting NBCI in disposing of such Collateral and collecting such accounts. During the period of such employment the undersigned shall exert his best efforts and devote approximately the same number of hours as he devoted to the business of the Borrower prior to the commencement of such period to obtain sales of such Collateral at the best obtainable prices and terms and to collect such accounts at their full face value. If the events described in clauses (i) and (ii) occur at a time when the undersigned is employed by the Borrower, then, if requested by NBCI, Borrower shall cause the undersigned, so long as he is in its employ, to exert his best efforts and devote all of his regular working hours to obtain sales of such Collateral at the best obtainable prices and terms and to collect such accounts at their full face value.

    2. NBCI shall have the right to terminate the undersigned's employment or other assistance described in Paragraph 1 above at any time on five business days' notice, for any cause or without cause.

    3. The sole compensation and remuneration of the undersigned for any employment or assistance rendered pursuant to Paragraph 1 above shall be a weekly salary paid at the same rate as the average salary (on a weekly basis) paid to such person by Borrower in the twelve (12) months immediately preceding the commencement of such employment or activities. Such compensation shall be prorated for partial weeks of service.

    4. In connection with such employment, the undersigned shall not have any authority to bind NBCI, except such specific authority as NBCI may grant in writing.

    5. In the event that the undersigned fails to comply with the provisions of Paragraph 1 above, unless such failure occurs as a result of death, mental or physical incapacity, or NBCI's termination of employment of the undersigned, the undersigned shall pay NBCI an amount equal to $25,000 as liquidated damages, but not as a penalty, because of the difficulty of proving actual damages for the breach of premium of the type contained herein. Such liquidated damages shall be immediately due and payable upon the failure by the undersigned to comply with the provisions of Paragraph 1 above. In addition, the undersigned shall be liable for NBCI's costs and expenses (including reasonable attorneys, fees and legal costs) incurred in enforcing this liquidated damages provision. In no event, however, shall the undersigned be liable for more than NBCI's actual damages, plus NBCI's costs of enforcement of this Agreement. Notwithstanding the foregoing, the undersigned shall not have any obligation under this Paragraph 5 if he shall have ceased to be employed by the Borrower more than thirty (30) business days prior to the occurrence of the events described in clauses (i) add (ii) of Paragraph 1 hereof, and shall have given notice of such cessation of employment to NBCI at least thirty (30) business days prior to the occurrence of such events.

    6. In the event of the death, mental or physical incapacity, or termination by NBCI of employment of the undersigned, Borrower shall be responsible for obtaining a replacement for such person and Borrower shall use its best efforts to cause such replacement to execute a support agreement substantially in the form of this Agreement.

    7. This agreement shall remain in full force and effect so long as the Credit Agreement is outstanding or until otherwise agreed by an amendment hereto signed by NBCI and the undersigned.

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    8.    The provisions of this Agreement are declared to be severable.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement.

    9. The undersigned and the Borrower waive notice of NBCI's acceptance hereof.



                                         SERVICE BUSINESS SYSTEMS, INC.


BY(Signature)                            /s/Donald V. Warriner
(Name and Title)                         Donald V. Warriner,
                                         President and CEO




                                         NORWEST BUSINESS CREDIT, INC.


BY(Signature)                            /s/Greg Glessman
(Name and Title)                         Greg Glessman,
                                         Vice President


                                         DATA NATIONAL CORPORATION


BY(Signature)                            /s/Richard S. Simms
(Name and Title)                         Richard S. Simms,
                                         Vice President














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